EXHIBIT 5.1

                   Opinion of Buchanan Ingersoll Professional Corporation



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                   BUCHANAN INGERSOLL PROFESSIONAL CORPORATION
                         (Incorporated in Pennsylvania)
                                    Attorneys
                              500 College Road East
                           Princeton, New Jersey 08540

                                  October 8, 1999

CollaGenex Pharmaceuticals, Inc.
41 University Drive
Newtown, Pennsylvania 18940

Gentlemen:

      We have acted as counsel to CollaGenex Pharmaceuticals, Inc., a Delaware corporation (the "Company"), in connection with the filing by the Company of its Post-Effective Amendment No. 1 on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the registration of an aggregate of 1,138,500 shares (the "Shares") of the Company's common stock, $.01 par value, of which: (i) 200,000 are issuable pursuant to options previously granted by the Company to its non-employee directors under the Company's 1996 Non-Employee Director Stock Option Plan, as amended (the "Director Plan"); (ii) 750,000 are issuable pursuant to options to be granted by the Company to its employees, non-employee directors and consultants under the Company's 1996 Stock Plan (the "Stock Plan"); (iii) 170,000 are issuable pursuant to options previously granted by the Company under the Stock Plan; (iv) 11,375 are issuable pursuant to options previously granted by the Company to its employees pursuant to certain written agreements dated May 1996, June 1996 or January 1999 (collectively, the "Agreements"); and (v) 7,125 Shares (the "Issued Shares") have been issued pursuant to options previously granted by the Company to its employees under certain of the Agreements. The Director Plan, the Stock Plan and the Agreements are referred to collectively herein as the "Plans."

      In connection with the Registration Statement, we have examined such corporate records and documents, other documents, and such questions of law as we have deemed necessary or appropriate for purposes of this opinion. On the basis of such examination, it is our opinion that:

1.    The issuance of the Shares has been duly and validly authorized;

2. The Issued Shares have been legally issued and are fully paid and non-assessable shares of the Company's Common Stock; and

3. The Shares underlying the Plans, when issued, delivered and sold in accordance with the terms of the respective Plan and the stock options, or other instruments authorized by such Plans, granted or to be granted thereunder, will be legally issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                                  Very truly yours,
                                  /s/BUCHANAN INGERSOLL PROFESSIONAL CORPORATION

                                  /s/ William J. Thomas
                                  -----------------------
                                  William J. Thomas, Esq.
                                  a member of the firm